Exhibit 99.1

First National Corporation to Acquire The Bank of Fincastle

STRASBURG, Va. and FINCASTLE, Va., February 18, 2021 --- First National Corporation (the “Company” or “First National”) (NASDAQ: FXNC), the bank holding company of First Bank ( “First Bank”) and The Bank of Fincastle (“Fincastle”) (OTCPK: BFTL) jointly announced today the signing of a definitive merger agreement.

Upon completion of the acquisition, the combined company is expected to have approximately $1.2 billion in assets, $868 million in loans, $1.0 billion in deposits and 20 branch offices across Virginia. First National expects the transaction to be approximately 10% accretive to earnings per share.

Commenting on the announcement, Scott Harvard, President and Chief Executive Officer of First National Corporation, said, “We are excited to be joining forces with another bank who has deep roots in their community, having begun operations in the Town of Fincastle in 1875. Together, our team of bankers will deliver unparalleled service to our customers and communities and continue to make those communities better places to live and work. With this combination, First Bank will extend its reach from the top of Virginia south down the I-81 corridor to Roanoke, ensuring our small and mid-sized Virginia markets continue to be served by an independent Virginia community bank.”

First National will acquire Fincastle for a combination of stock and cash valued at approximately $3.09 per share for each share of Fincastle’s common stock outstanding. Under the terms of the agreement, Fincastle shareholders could elect, for each share of Fincastle common stock, to receive 0.1649 shares of First National stock, or $3.30 in cash, or a combination of stock and cash, subject to election and proration such that the aggregate consideration will consist of 80 percent First National stock and 20 percent cash. Based on First National’s closing stock price of $18.40 as of February 17, 2021, this equates to an aggregate deal value of approximately $31.6 million.

Founded in 1875, The Bank of Fincastle currently operates six banking locations in and around the Roanoke Metropolitan Statistical Area. As of December 31, 2020, Fincastle reported assets of $256 million, gross loans of $202 million and deposits of $224 million.

Scott Steele, President and Chief Executive Officer of Fincastle, stated, “I am enthusiastic about the opportunity we have to partner with First National in a transaction that we believe offers significant opportunities to our clients, communities, employees and shareholders. This partnership is an excellent opportunity to create value for both institutions.”

The merger agreement has been unanimously approved by the boards of directors of each company. The transaction is expected to close in the third quarter of 2021, subject to approval of both companies’ shareholders, regulatory approvals and other customary closing conditions.

First National and First Bank will appoint three Fincastle directors to join the existing eight legacy directors on each respective Board. Scott Steele, the President and Chief Executive Officer of Fincastle will join First Bank as the First Bank Regional President.

Piper Sandler & Co. served as financial advisor and Nelson Mullins Riley & Scarborough, LLP provided legal counsel to First National. Janney Montgomery Scott LLC served as financial advisor, RP Financial, LC served as fairness advisor, and Godfrey & Kahn, S.C. served as legal counsel to Fincastle.

ABOUT FIRST NATIONAL CORPORATION

First National Corporation (NASDAQ: FXNC) is the parent company and bank holding company of First Bank, a community bank that first opened for business in 1907 in Strasburg, Virginia. First Bank offers loan and deposit products and services through its website, www.fbvirginia.com, its mobile banking platform, a network of ATMs located throughout its market area, one loan production office, a customer service center in a retirement community, and 14 bank branch office locations located throughout the Shenandoah Valley, the central regions of Virginia and in the city of Richmond. In addition to providing traditional banking services, First Bank operates a wealth management division under the name First Bank Wealth Management. First Bank also owns First Bank Financial Services, Inc., which invests in entities that provide investment services and title insurance.

ABOUT THE BANK OF FINCASTLE

The Bank of Fincastle has been a leading financial services provider in the Roanoke region since 1875, and offers a full range of banking, lending and investment products. Headquartered in Fincastle, Virginia, the Bank has six full‐service branches, 13 ATM locations, a 7 a.m. to 7 p.m. drive through location and offers online deposit account opening, online real‐estate and consumer loan applications, online banking, mobile banking and 24/7 telephone banking. The Bank of Fincastle is a Member FDIC, Equal Housing Lender and Equal Opportunity Employer.

ADDITIONAL INFORMATION ABOUT THE ACQUISITION AND WHERE TO FIND IT

In connection with the proposed merger, First National will file with the U.S. Securities and Exchange Commission (the "SEC") a registration statement on Form S-4, which will include a joint proxy statement of First National and Fincastle and a prospectus of First National, as well as other relevant documents regarding the proposed transaction.

SHAREHOLDERS OF FIRST NATIONAL AND FINCASTLE ARE ADVISED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS WHEN THEY BECOME AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING FIRST NATIONAL, FINCASTLE AND THE PROPOSED MERGER TRANSACTION.

Shareholders may obtain free copies of these documents, once they are filed, and other documents filed with the SEC on the SEC's website at http://www.sec.gov. Shareholders will also be able to obtain these documents, once they are filed, free of charge, by requesting them in writing from Scott C. Harvard, First National Corporation, 112 West King Street, Strasburg, Virginia 22657, or by telephone at (540) 465-9121, or from C. Scott Steele, The Bank of Fincastle, 17 South Roanoke Street, Fincastle, Virginia 24090, or by telephone at (540) 473-2761.

First National, Fincastle and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of First National and Fincastle in connection with the proposed merger. Information about the directors and executive officers of each of First National and Fincastle will be included in the joint proxy statement/prospectus when it becomes available. Additional information regarding the interests of those persons and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed merger when it becomes available. You may obtain free copies of each document as described in the preceding paragraph.

This release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or proxy in favor of the merger, the merger agreement, or the transactions contemplated thereby, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

FORWARD-LOOKING STATEMENTS

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to our plans, objectives, expectations and intentions, are not historical facts, and are identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expression. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements involve a number of risks and uncertainties, including the rapidly changing uncertainties related to the COVID-19 pandemic and its potential adverse effect on the economy, our employees and customers, and our financial performance. For details on other factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and other filings with the SEC.

In addition to factors previously disclosed in the reports filed by the Company with the SEC, additional risks and uncertainties may include, but are not limited to: (1) the risk that the cost savings and any revenue synergies from the proposed merger may not be realized or take longer than anticipated to be realized, (2) disruption from the proposed merger of customer, supplier, employee or other business partner relationships, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (4) the failure to obtain the necessary approval by the shareholders of Fincastle and the Company, (5) the possibility that the costs, fees, expenses and charges related to the proposed merger may be greater than anticipated, (6) the ability of the Company to obtain required governmental approvals of the proposed merger, (7) reputational risk and the reaction of each of the parties’ customers, suppliers, employees or other business partners to the proposed merger, (8) the failure of the closing conditions in the merger agreement to be satisfied, or any unexpected delay in closing the proposed merger, (9) the risks relating to the integration of Fincastle’s operations into the operations of the Company, including the risk that such integration will be materially delayed or will be more costly or difficult than expected, (10) the risk of potential litigation or regulatory action related to the proposed merger, (11) the risk of expansion into new geographic or product markets, (12) the dilution caused by the Company’s issuance of additional shares of its common stock in the proposed merger, and (13) general competitive, economic, political and market conditions.  Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the Company’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).  All subsequent written and oral forward-looking statements concerning the Company, Fincastle or any person acting on their behalf is expressly qualified in their entirety by the cautionary statements above. Neither the Company nor Fincastle undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

CONTACTS

Scott C. Harvard	C. Scott Steele
President and CEO	President and CEO
(540) 465-9121	(540) 473-2761
sharvard@fbvirginia.com	scott.steele@bankoffincastle.com